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                                                                       EXHIBIT 7

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13D and agrees that this Schedule 13D is filed on its behalf.

Dated:  March 8, 1999

                                  ALCATEL


                                  By:  /s/  Serge Tchuruk
                                     -------------------------------------------
                                     Name:  Serge Tchuruk
                                     Title: Chairman and Chief Executive Officer


                                  ALCATEL DATA NETWORKS, S.A.


                                  By:  /s/  Olivier Baujard
                                     -------------------------------------------
                                     Name:  Olivier Baujard
                                     Title: Chairman and Chief Executive Officer


                                  ZEUS ACQUISITION CORP.


                                  By:  /s/  Olivier Houssin
                                     -------------------------------------------
                                     Name:  Olivier Houssin
                                     Title: Chairman